UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2023

The Beachbody Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39735	85-3222090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Continental Blvd Suite 400
El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 883-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BODY	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one-fiftieth of one share of Class A common stock at an exercise price of $575.00	BODY WS*	The New York Stock Exchange*

*On November 13, 2023, the New York Stock Exchange filed a Form 25 to delist the registrant’s warrants and remove such securities from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) of The Beachbody Company, Inc. (the “Company”) on November 20, 2023, which is discussed further below in Item 5.07 of this Current Report on Form 8-K, the board of directors of the Company (the “Board”), after approval by a vote of security holders as set forth below in Item 5.07, approved a 1-for-50 reverse stock split (the “Reverse Stock Split”) of all issued and outstanding shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and Class X common stock, par value $0.0001 per share (“Class X Common Stock” and, together with Class A Common Stock, “Common Stock”). On November 21, 2023, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its Second Amended & Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, and the Company’s Class A Common Stock began trading on a split-adjusted basis at market open on November 22, 2023 under the existing symbol “BODY” and new CUSIP number 073463 309.

The Reverse Stock Split did not change the par value of the Common Stock or the authorized number of shares of Common Stock. All outstanding securities entitling their holders to purchase shares of Common Stock or acquire shares of Common Stock, including stock options, restricted stock units and warrants, were adjusted as a result of the Reverse Stock Split, as required by the terms of those securities.

The foregoing description of the Certificate of Amendment is not complete and is subject to, and qualified in its entirety by, the complete text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 20, 2023, the Company held the 2023 Annual Meeting. The following is a brief description of each matter voted upon at the 2023 Annual Meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

1.
Election of nine nominees to serve on the Board for a one-year term to expire at the 2024 annual meeting of stockholders. The following nine directors were elected by the votes indicated.

	For	Withheld	Broker Non-Votes
Mary Conlin	1,383,984,102	8,517,823	35,083,377
Carl Daikeler	1,382,018,824	10,482,867	35,083,611
Kristin Frank	1,378,339,036	14,162,655	35,083,611
Mark Goldston	1,385,332,060	7,129,265	35,123,977
Michael Heller	1,376,458,384	16,002,941	35,123,977
Ann Lundy	1,384,344,905	8,157,020	35,083,377
Kevin Mayer	1,384,603,626	7,898,299	35,083,377
John Salter	1,377,557,124	14,904,201	35,123,977
Ben Van de Bunt	1,378,184,950	14,316,741	35,083,611
2.
The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The selection was ratified by the votes indicated.

For	Against	Abstain	Broker Non-Votes
1,425,879,672	1,298,139	407,491	—
3.
The advisory approval of the Company’s executive compensation. The advisory approval was obtained by the votes indicated.

For	Against	Abstain	Broker Non-Votes
1,381,399,677	5,108,431	5,993,817	35,083,377
4.
The authorization of the Board to amend the Company's amended and restated Certificate of Incorporation to effect a reverse stock split of all of the Company's issued and outstanding common stock by a ratio in the range of 1-for-10 to 1-for-50. The proposal was approved by the votes indicated.

For	Against	Abstain	Broker Non-Votes
1,420,487,808	6,878,573	218,921	—

Item 8.01 Other Events.

On November 21, 2023, the Company issued a press release announcing that the Reverse Stock Split became effective at 2:00 p.m. Pacific Time on November 21, 2023 and other matters related to the Reverse Stock Split.

A copy of the press release announcing these matters is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit	Description

3.1	Certificate of Amendment to Second Amended & Restated Certificate of Incorporation of The Beachbody Company, Inc.

99.1	Press Release, dated November 21, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Beachbody Company, Inc.

Date:	November 27, 2023	By:	/s/ Jonathan Gelfand
Jonathan Gelfand Executive Vice President, Business and Legal Affairs and Corporate Secretary